UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 3, 2009
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 3, 2009, the Board of Directors (the “Board”) of Blue Nile, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, adopted Amended and Restated Bylaws (the “Bylaws”). A clean and a marked copy of the Amended and Restated Bylaws are attached hereto as Exhibits 3.2 and 3.3, respectively. A summary of the material changes are set forth below. In addition to the changes set forth below, there are various other technical corrections and non-substantive updates. The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.
Section 5(a): clarifies that stockholders may propose nominees for director or other business only if they comply with the advance notice provisions in Section 5.
Sections 5(b) and 5(c): expands the information required to be included in a stockholder’s notice to ensure a company has enough information to (a) include any required disclosures in communications to stockholders and SEC filings, if necessary; and (b) discern the true equity ownership of a requesting stockholder.
Section 5(d): changes the deadline for stockholder nominees when the Board size is increased after the deadline for stockholder nominees under Section 5(b) has passed.
Section 5(e): requires that a stockholder nominee answer a written questionnaire and representation and agreement to ensure that the company (a) has enough information to include any required disclosures in communications to stockholders and SEC filings, if necessary; and (b) is able to determine whether the nominee is qualified to serve if elected.
Section 5(f): clarifies that failure to comply with the requirements in Section 5 will result in such proposal or nomination not being presented to the stockholders.
Section 5(g): clarifies that a stockholder must comply with Section 5 of the Bylaws and comply with the 1934 Act in order to include a proposal in the company’s proxy statement.
Section 6: changes conform to the notice requirements in Section 5.
Section 7: changes conform to the changes in Section 37.
Section 9: clarifies the mechanics of adjournment, notice of adjournment, and notice of a new record date.
Section 12: (i) provides additional flexibility regarding the person in charge of the stock ledger; (ii) specifies which stockholders will be reflected on the stockholder list, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date; and (iii) clarifies how the Company will produce the stockholder list for in-person meetings and meeting by means of remote communications.
Section 13: changes conform to the changes in Section 37.
Section 14: provides additional flexibility regarding the appointment of a chairman and a secretary at stockholder meetings.
Section 15: deletes a sentence that is already addressed under the Bylaws.
Section 16: changes to conform to the General Corporation Law of the State of Delaware (“DGCL”).
Section 18: clarifies that the Company will deviate from this section regarding vacancies, if required to do so under applicable law.
Section 20(c): changes to conform to changes to the DGCL regarding the Delaware court’s authority to remove directors.
Section 21(a): clarifies that the Company does not need to provide additional notice of regularly scheduled Board meetings.
Section 21(d) & (e): removes the last sentence under Section 21(d) and moves it to Section 21(e).
Section 22: clarifies the quorum requirement for the Board.
Section 26: provides additional flexibility regarding the appointment of a chairman and a secretary at Board meetings.
Section 32: clarifies the officers with authority to execute documents requiring the corporate seal.
Section 33: limits the officers entitled to vote on behalf of the Company with respect to securities owned or held by the Company.
Section 35: clarifies that the Company may require additional terms and conditions prior to issuing or replacing lost stock certificates.
Section 36(a): clarifies that additional terms and conditions may be required by applicable law, contract or otherwise prior to transferring any shares of stock.
Section 36(b): clarifies the mechanics of transferring uncertificated and certificated shares of stock.
Section 37: pursuant to the DGCL, permits the Company to set two record dates in connection with a meeting of the stockholders (one to determine the stockholders entitled to notice and the other to determine those entitled to vote at the meeting).
Section 43(d): clarifies certain mechanics of enforcing the indemnification rights.
Section 44: Eliminates ambiguity as to whether electronic notices constitute written notice.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.2	Amended and Restated Bylaws of Blue Nile, Inc.

3.3	Amended and Restated Bylaws of Blue Nile, Inc. marked to show changes to the Bylaws effected by the amendments discussed herein

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
	By:	/s/ Marc D. Stolzman
Marc D. Stolzman
Dated: November 9, 2009		Chief Financial Officer (Principal Accounting and Financial Officer)